GLOBAL SETTLEMENT AGREEMENT& MUTUAL RELEASE OF

ALL CLAIMS BY ALL PARTIES

     THIS GLOBAL SETTLEMENT AGREEMENT & MUTUAL RELEASE OF  ALL CLAIMS BY ALL PARTIES (“Agreement”) is dated, entered into and made fully effective (irrespective of the date actually signed by the parties) as of the 10th day of March, 2017, by and among JDF Capital, Inc., a New York Corporation,  (“Plaintiff”), and NANO MOBILE HEALTHCARE, INC., a Delaware corporation, f/k/a Vantage mHealthcare, Inc., f/k/a Vantage Health, Inc., a Nevada Corporation; (together, “Defendants” or “NANO”).

Recitals

     A.   Whereas, on December 13, 2016, Plaintiff filed a lawsuit in the SECOND JUDICIAL DISTRICT COURT, WASHOE COUNTY, NEVADA, Case # CV16-02530 (the “Lawsuit”), alleging claims for, inter alia, breach of contract, and Defendants have denied all such allegations (the “Dispute”).

     B.        Whereas, the parties have had certain discussions regarding various alternatives to resolve the Dispute.

     C.   Whereas, DEFENDANTS and PLAINTIFF have decided to avoid the time and expense of litigation, and believe it is in their mutual best interests to compromise and settle all claims and issues arising from, or related to, the Dispute and the Lawsuit, including any claims that ever could be asserted against either party by the other party arising from the facts and circumstances related to the Dispute.

     NOW, THEREFORE, it is agreed as follows:

SECTION 1

Consideration

     1.1 In full and complete settlement of any and all claims, past and present, whether known or unknown, which could be asserted by PLAINTIFF against DEFENDANTS, including, but not limited to all claims relating to the Dispute, and any other claims which may hereafter be asserted against DEFENDANTS arising from the Dispute, or otherwise involving the relationships and dealings among the various entities and persons included in DEFENDANTS, DEFENDANTS shall:

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1. Make payments to Plaintiff aggregating $300,000 in cash as follows:

(i)         $50,000 on the date of execution of this Agreement (“Settlement Payment 1”);

(ii)       $50,000 on or before April 1, 2017 (“Settlement Payment 2”);

(iii)     $50,000 on or before May 1, 2017 (“Settlement Payment 3”);

(iv)       $50,000 on or before June 1, 2017 (“Settlement Payment 4”);

(v)         $50,000 on or before July 1, 2017 (“Settlement Payment 5”); and

(vi)       $50,000 on or before August 1, 2017 (“Settlement Payment 6”).

Each of Settlement Payment 1, Settlement Payment 2, Settlement Payment 3, Settlement Payment 4, Settlement Payment 5 and Settlement Payment 6 shall individually be referred to herein as a “Settlement Payment” and collectively as the “Settlement Payments”. The Settlement Payments shall be made on the first day of each month as set forth above, except if the first day of the month falls on a Saturday, Sunday or Federal holiday, then the payment date will be the next succeeding business day. If the Settlement Payment is not made on the payment date set forth herein, the Defendant shall have a 72-hour cure period, not including Saturday, Sunday and Federal holidays, for any payments not made in accordance herewith.

2.  Execute and issue, concurrent with this Agreement, a convertible promissory note (“CONVERTIBLE NOTE”) in favor of Plaintiff in the amount of US$100,000.00, with a 30% discount to the lowest closing bid price per share of Nano’s common stock, during the prior 20 trading days. If the CONVERTIBLE NOTE is not paid within 6 months, i.e., on or before September 1, 2017, or purchased by and fully paid by a third party on or before that date, then the CONVERTIBLE NOTE becomes convertible by the holder at the lower of (i) a 30% discount to the lowest closing bid price per share of common stock during the 20 trading days prior to conversion; or (ii) largest conversion discount given to any note holder for any note sold by NANO between March 1, 2017, and the date of conversion; See Exhibit “A”.

3.  Defendants shall sign a confession of judgment for US$693,952.88, which shall remain in full force and effect until the full amount of the Settlement Payments are paid to Plaintiff, at which time the confession of judgment will be reduced to $393,952.88, and remain in full force and effect until the $100,000 CONVERTIBLE NOTE is paid in full or fully converted, however, the confession of judgment shall automatically be reduced by all amounts paid to Defendant pursuant to the terms of this Agreement. See Exhibit “B”.

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4. The warrants for NANO stock currently held by Plaintiff are not exercisable, assignable or transferable unless a default occurs in performance of the terms of this Agreement, including, but not limited to, performance of the terms of the CONVERTIBLE NOTE, provided any such default has not been cured by Plaintiff after notice thereof.

5. After the Settlement Payments have been paid in full, and after the CONVERTIBLE NOTE for $100,000.00, due September 1, 2017, is paid in full or otherwise sold to a third-party,the warrants held by Plaintiff shall be returned to NANO for cancellation or otherwise transferred at NANO's written direction;

6.  NANO shall pay Michael J. Morrison, Chtd., attorney for Plaintiff, the aggregate sum of $14,000 as and for the reasonable attorneys’ fees and actual costs incurred in connection with the Dispute, which shall be paid as follows: (i) $5,000 on the date hereof; (ii) $5,000 within 30 days from the date hereof; and (iii) $4,000 within 60 days from the date hereof.

7.  After NANO has paid Plaintiff the first installment of $50,000 due and payable under the terms of this Agreement, and the confession of judgment has been executed by NANO and is in effect and fully enforceable, the Lawsuit shall be dismissed by Plaintiff, however, prior to the confession of judgment being in effect and fully enforceable Plaintiff shall not take any further action with respect to the Lawsuit, other than to postpone any responses due by NANO.

8. NANO shall provide and maintain current information and otherwise comply with all applicable laws, rules and regulations to ensure that its shares of stock are eligible to be sold pursuant to S.E.C. Rule 144 at all times on or after September 1, 2017 until all payments and monies due under the $100,000 Convertible Note have been paid in full or otherwise sold by Defendant to a third-party;

9. NANO shall hold in reserve, and totally unencumbered, sufficient shares of stock to provide 500% coverage on the $100,000 CONVERTIBLE NOTE at all times, after Nano’s authorized shares of common stock have been increased, until Plaintiff has been paid in full all monies due under the terms of this Agreement (see Exhibit “C” and Exhibit “D”); and

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10. The CONVERTIBLE NOTE shall contain customary commercial terms and conditions relating to promissory notes, and in the event of any default, simple interest shall accrue on the unpaid balance from the date of default in any payment until paid in full.

1.2 The Settlement Payments shall constitute the sole, full and exclusive consideration to PLAINTIFF to fully and finally settle all claims and issues between DEFENDANTS and PLAINTIFF, related to the Dispute, or otherwise.

1.3 This shall constitute the sole, full and exclusive consideration to PLAINTIFF to fully and finally settle all claims and issues between DEFENDANTS and PLAINTIFF, or otherwise.

SECTION 2

Release

     2.1  In consideration for the undertakings described in this Agreement, PLAINTIFF, corporately, on behalf of its respective officers, directors, management personnel, agents, shareholders, associates, affiliates, co-venturers, and assigns, fully, finally, unconditionally and forever fully and finally release and discharge DEFENDANTS and their respective officers, directors, managers, members, management personnel, agents, shareholders, associates, affiliates, co-venturers, and assigns, from any and all claims, demands, losses, damages, actions, causes of action, suits, debts, promises, liabilities, obligations, liens, costs, expenses, attorneys’ fees, indemnities, subrogations (contractual or equitable) or duties, of any nature, character or description whatsoever, whether known or unknown, fixed or contingent, accrued or not yet accrued, matured or not yet matured, anticipated or unanticipated, asserted or unasserted, arising from, or relating to, directly or indirectly, from the conduct, decisions, action(s), and/or inaction(s) of DEFENDANTS related, directly or indirectly to the Dispute.  PLAINTIFF, corporately, and on behalf of its respective officers, directors, management personnel, agents, shareholders, associates, affiliates, co-venturers, and assigns, fully, finally, unconditionally and forever, expressly waives any right or claim of right to assert hereafter that any claim(s) has, through ignorance, oversight or error, been omitted from the terms of this Agreement.  PLAINTIFF, corporately, and on behalf of its respective officers, directors, management personnel, agents, shareholders, associates, affiliates, co-venturers, and assigns, fully understands by the execution of this Agreement that it may never assert a claim for damages against DEFENDANTS and/or any person serving as an officer, director and/or shareholder, or manager, member or agent of DEFENDANTS, an attorney and/or resident agent of DEFENDANTS and/or a representative, agent or attorney of or for any or all present officer(s), director(s) or shareholder(s) or member(s) or manager(s) of DEFENDANTS arising out of the Dispute, and/or actions and/or inactions of DEFENDANTS and/or any person serving as an officer, director and shareholder of any entity of DEFENDANTS, an attorney and/or resident agent of DEFENDANTS and/or a representative, agent or attorney of or for any or all present or officer, director or shareholder of DEFENDANTS, or the allegations contained in the Dispute and/or the Lawsuit and/or any other prior activities among the parties to this Dispute, directly or indirectly.

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     2.2  The release of claims in Subsection 2.1 (“Release”) includes, but is not limited to, claims at law or equity or sounding in contract (express or implied) or torts arising under federal, state, or local laws or the common law or any claims, including breach of contract, breach of the covenant of good faith and fair dealing, breach of fiduciary duty, fraud, negligence, any claim seeking declaratory, injunctive, or equitable relief, or any other claim of any type whatsoever, arising out of the federal laws and/or the statutory or common law of any state (collectively referred to as "Released Claims").  The parties likewise release each other from any and all obligations for attorneys' fees, costs and expenses incurred in regard to the Lawsuit, Dispute and claims.

     2.3  In consideration for the undertakings described in this Agreement, DEFENDANTS, corporately and on behalf of its respective officers, directors, management personnel, agents, shareholders, associates, affiliates, co-venturers, and assigns, fully, finally, unconditionally and forever fully and finally release and discharge PLAINITFFS from any and all claims, demands, losses, damages, actions, causes of action, suits, debts, promises, liabilities, obligations, liens, costs, expenses, attorneys’ fees, indemnities, subrogations (contractual or equitable) or duties, of any nature, character or description whatsoever, whether known or unknown, fixed or contingent, accrued or not yet accrued, matured or not yet matured, anticipated or unanticipated, asserted or unasserted, arising from, or relating to, directly or indirectly, from the conduct, decisions, action(s), and/or inaction(s) of PLAINITFFS related, directly or indirectly to the Dispute.  DEFENDANTS, corporately and on behalf of its respective officers, directors, management personnel, agents, shareholders, associates, affiliates, co-venturers, and assigns, fully, finally, unconditionally and forever, expressly waives any right or claim of right to assert hereafter that any claim(s) has, through ignorance, oversight or error, been omitted from the terms of this Agreement.  DEFENDANTS, corporately and on behalf of its respective officers, directors, management personnel, agents, shareholders, associates, affiliates, co-venturers, and assigns, fully understands by the execution of this Agreement that it may never assert a claim for damages against PLAINITFFS and/or any person serving as an officer, director and/or shareholder of PLAINITFFS, an attorney and/or resident agent of PLAINITFFS and/or a representative, agent or attorney of or for any or all present officer(s), director(s) or shareholder(s) of PLAINITFFS arising out of the Dispute, and/or actions and/or inactions of PLAINITFFS and/or any person serving as an officer, director and shareholder of any entity of PLAINITFFS, an attorney and/or resident agent of PLAINITFFS and/or a representative, agent or attorney of or for any or all present or officer, director or shareholder of PLAINITFFS, or the allegations contained in the Dispute and/or any other prior activities among the parties to this Dispute, directly or indirectly.

     2.4  The Release of claims in Subsection 2.3 includes, but is not limited to, claims at law or equity or sounding in contract (express or implied) or torts arising under federal, state, or local laws or the common law or any claims, including breach of contract, breach of the covenant of good faith and fair dealing, breach of fiduciary duty, fraud, negligence, any claim seeking declaratory, injunctive, or equitable relief, or any other claim of any type whatsoever, arising out of the federal laws or the statutory or common law of any state (collectively referred to as "Released Claims").  The parties likewise release each other from any and all obligations for attorneys' fees, costs and expenses incurred in regard to the Dispute, Lawsuit and claims.

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     2.5  PLAINTIFF acknowledges that it may have sustained claims, damages or losses that are presently unknown and unsuspected and that any such claims, damages or losses as were sustained may give rise to additional claims, damages or losses in the future that are not now anticipated.  PLAINTIFF acknowledges that it may later discover material facts in addition to, or different from, those which it now knows or believes to be true with respect to negotiation, execution or performance of this Agreement.  PLAINTIFF further acknowledges that there may be future events, circumstances, or occurrences materially different from those it knows or believes likely to occur.  It is PLAINTIFF’s intention to fully, finally, and forever settle and release all claims, Disputes and differences between and among PLAINTIFF, on the one hand, and DEFENDANTS, on the other hand.  The Releases provided in this Agreement shall remain in full effect notwithstanding the discovery or existence of any additional or different facts or circumstances or any such future events, circumstances or conditions. PLAINTIFF acknowledges that this Release has been negotiated and agreed upon in light of these factors and PLAINTIFF expressly waives any rights it may have as a result of any such unknown claims, damages or losses under any statute, regulation or common law principle that a general release does not extend to unknown claims, damages or losses.

     2.6 DEFENDANTS acknowledge that they, respectively, may have sustained claims, damages or losses that are presently unknown and unsuspected and that any such claims, damages or losses as were sustained may give rise to additional claims, damages or losses in the future that are not now anticipated.  DEFENDANTS further acknowledge that they respectively may later discover material facts in addition to, or different from, those which they now know or believe to be true with respect to negotiation, execution or performance of this Agreement.  DEFENDANTS further acknowledge that there may be future events, circumstances, or occurrences materially different from those they know or believe likely to occur.  It is the intention of DEFENDANTS to fully, finally, and forever settle and release all claims, disputes and differences between and among DEFENDANTS, on the one hand, and PLAINTIFF, on the other hand.  The Releases provided in this Agreement shall remain in full effect notwithstanding the discovery or existence of any additional or different facts or circumstances or any such future events, circumstances or conditions. DEFENDANTS acknowledge that this Release has been negotiated and agreed upon in light of these factors and DEFENDANTS expressly waive any rights they respectively may have as a result of any such unknown claims, damages or losses under any statute, regulation or common law principle that a general release does not extend to unknown claims, damages or losses.

     2.09   PLAINTIFF represents that it has carefully read this Agreement and has been fully advised by its own legal counsel as to the nature and extent of each of the terms and provisions of this document, and hereby authorizes the satisfaction of the Dispute, and this Agreement.

     2.10 DEFENDANTS represent that they have, respectively, carefully read this Agreement and have been fully advised by their own legal counsel as to the nature and extent of each of the terms and provisions of this document, and hereby authorize the satisfaction of the Dispute, and this Agreement.

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     2.11 Each entity and person named in this Release has been advised by counsel with respect to this Release and the Stipulation for Dismissal with Prejudice constituting a settlement of this case, and specifically, have discussed and reviewed, if applicable to such party, the provisions of California Civil Code, Section 1542, as set forth below, and upon the advice of such counsel, each of them hereby waives the protection afforded by such a statute:

“A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing a release, which if known by him, must have materially affected his settlement with the debtor.”

SECTION 3

Satisfaction of the Dispute

     The Dispute shall be deemed fully satisfied and paid in full, and is hereafter deemed null, void and worthless. Each party to bear its own costs, expenses and attorneys' fees.

SECTION 4

Authority To Execute

     All parties represent and warrant that they have all requisite authority to execute and perform this Agreement.

SECTION 5

Purpose of Compromise and Settlement

     The parties have each entered into this Agreement solely for the purpose of settling and compromising the Dispute, terminating any and all business relationships and involvement among any of the parties, if any, and settling any and all disputes among the parties, and nothing contained in this Agreement or its performance shall be deemed to be an admission or acknowledgment of: liability; the existence of damages; or the amount of any damages relating to the actions and/or inactions of either party, nor any other person or entity, involving or related to either party, in any and all capacities, or as parties to the Dispute.

SECTION 6

Binding Effect

     This Agreement shall inure to the benefit of and be binding upon the parties and their respective family members, heirs, successors and assigns.

SECTION 7

Waiver

     Neither the failure nor any delay on the part of either party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver of that right, remedy, power or privilege.  No waiver of any right, remedy, power or privilege with respect to any particular occurrence shall be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence.

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SECTION 8

Time of the Essence

     Time is of the essence of this Agreement and all of its terms, provisions, conditions and covenants.

SECTION 9

Entire Agreement

     This Agreement contains the entire agreement between the parties and may not be changed or terminated orally but only by a written instrument executed by the parties after the date of this Agreement.

SECTION 10

Construction

     The terms and conditions of this Agreement shall be construed as a whole according to their fair meaning and not strictly for or against any party, with the purpose and intent to give this Agreement, and the terms and conditions hereof, the most expansive construction and application possible.  The parties acknowledge that each of them has reviewed this Agreement and has had the opportunity to have it reviewed by their attorneys and that any rule or construction to the effect that ambiguities are to be resolved against the drafting party shall not apply in the interpretation of this Agreement, including its exhibits or any amendments.

SECTION 11

Partial Invalidity

     If any term of this Agreement or the application of any term of this Agreement should be held by a court of competent jurisdiction to be invalid, void or unenforceable, all provisions, covenants and conditions of this Agreement, and all of its applications, not held invalid, void or unenforceable, shall continue in full force and effect and shall not be affected, impaired or invalidated in any way.

SECTION 12

Governing Law and Forum

-     The laws of the State of Nevada applicable to contracts made or to be wholly performed there (without giving effect to choice of law or conflict of law principles) shall govern the validity, construction, performance and effect of this Agreement And venue and jurisdiction shall be maintained in Washoe County, Nevada, on behalf of all parties named herein.

SECTION 13

Necessary Action

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     Each of the parties shall do any act or thing and execute any or all documents or instruments necessary or proper to effectuate the provisions and intent of this Agreement.

SECTION 14

Counterparts

     This Agreement may be executed in any number of counterparts, each of which when duly executed and delivered shall be an original, but all such counterparts shall constitute one and the same agreement.  Any signature page of this Agreement may be detached from any counterpart without impairing the legal effect of any signatures, and may be attached to another counterpart, identical in form, but having attached to it one or more additional signature pages.  This Agreement may be executed by signatures provided by electronic facsimile transmission (also known as "Fax" copies), which facsimile signatures shall be as binding and effective as original signatures.

SECTION 15

Notices

     15.1  Any and all notices and demands by or from any party required or desired to be given under this Agreement shall be in writing and shall be validly given or made if served either personally or if deposited in the United States mail, certified or registered, postage prepaid, return receipt requested.  If such notice or demand is served by registered or certified mail in the manner provided, service shall be conclusively deemed given upon receipt or attempted delivery, whichever is sooner.

     15.2 Any notice or demand to PLAINTIFF shall be addressed to:

JDF Capital Inc.

62 E. Main Street

Freehold, New Jersey 07728

Attention: John Fiero

With a copy to (which shall not constitute notice):

Michael J. Morrison, Esq.

1495 Ridgeview Drive, Suite 220

Reno, NV 89519

and to DEFENDANTS, to:

Nano Mobile Healthcare Inc.

Three Columbus Circle, 15th floor

New York, New York 10019

Attention: President

With a copy to (which shall not constitute notice):

Jody R. Samuels, Esq.

65 Broadway, 12th floor

New York, New York 10006

     15.3 Any party may change its address for receiving notices or demands by a written notice given in the manner provided in this Section, which notice of change of address shall not become effective, however, until its actual receipt by the other parties.

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SECTION 16

Miscellaneous

     16.1 The captions appearing at the commencement of the sections of this Agreement are descriptive only and for convenience in reference to this Agreement and shall not define, limit or describe the scope or intent of this Agreement, nor in any way affect this Agreement.

     16.2 Masculine or feminine pronouns shall be substituted for the neuter form and vice versa, and the plural shall be substituted for the singular form and vice versa, in any place or places in this Agreement in which the context requires such substitution or substitutions.

SECTION 17

Voluntary Nature of Agreement

By executing this Agreement, all Parties, jointly and severally represent that each of them, has carefully read and understands this Agreement and each of them, is fully aware of its legal effect; each of them has had an opportunity to and did, in fact, consult with their respective legal counsel regarding this Agreement; and, the only promise made to or agreement made with them is stated in this Agreement. The parties, jointly and severally acknowledge that they are signing this Agreement freely, voluntarily and with full knowledge of its terms and consequences, with the express and unconditional purpose of fully and finally settling any and all disputes among all the parties hereto, regardless of the nature, extent or source of any such disputes.

PLEASE READ THIS AGREEMENT CAREFULLY.  IT CONTAINS A RELEASE OF ALL KNOWN OR UNKNOWN CLAIMS.

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IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the day and year first above written.

STATE OF __________ )

                   ) ss.

COUNTY OF _________ )

NANO MOBILE HEALTHCARE, INC., a DELAWARE Corporation

By:______________________________

 Joseph Peters

SUBSCRIBED and SWORN to before me

this _____ day of March, 2017.

___________________________________

Notary Public

STATE OF __________ )

                   ) ss.

COUNTY OF _________ )

JDF Capital, Inc., a New York Corporation

By:______________________________

SUBSCRIBED and SWORN to before me

this _____ day of March, 2017.

___________________________________

Notary Public

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